Exhibit 10.22

SUBORDINATION AGREEMENT

THIS SUBORDINATION AGREEMENT (this “Agreement”), is entered into as of June 4, 2012 (the “Effective Date”), by and between Silicon Valley Bank, a California corporation (“Senior Creditor”), and Royal Bank of Canada (including any successor or assign, “Subordinated Creditor”).  Capitalized terms used but not otherwise defined herein shall have the meanings given them in Section 1(a) below.

RECITALS

A.           DECISIONPOINT SYSTEMS, INC., a Delaware corporation (“Borrower”), is indebted to Senior Creditor pursuant to that certain Loan and Security Agreement dated as of December 15, 2006 (as may be amended, modified, restated, replaced or supplemented from time to time, the “Senior Creditor Agreement”), by and between Borrower as well as DecisionPoint Systems International, Inc., DecisionPoint Systems Group, Inc., DecisionPoint Systems CA, Inc., DecisionPoint Systems CT, Inc. and CMAC, Inc. (all as co-borrowers under the Senior Credit Agreement and jointly and severally liable thereunder) and Senior Creditor.  The funds advanced to or owed by Borrower under the Senior Creditor Agreement shall be referred to collectively herein as the “Senior Loans.”  To secure the Senior Loans, Borrower granted to Senior Creditor a security interest in all of its personal property assets.

B.           Borrower has entered into certain Subordinated Documents with Subordinated Creditor which are secured by all of Borrower’s personal property assets.

C.           Subordinated Creditor and Borrower desire to obtain Senior Creditor’s consent to the Subordinated Documents, and Subordinated Creditor and Senior Creditor desire to agree to and to set forth their respective rights, priorities and interests governing their respective relationships with Borrower and the collateral for the loans or other indebtedness granted pursuant to the Subordinated Documents and the Senior Loan Documents at all times on and after the Effective Date.

AGREEMENT

NOW, THEREFORE, in consideration of Borrower's and Subordinated Creditor’s entering into the Subordinated Documents, Subordinated Creditor and Senior Creditor hereby agree as follows:

1.           DEFINITIONS; EFFECTIVENESS

(a)           DEFINITIONS.  As used herein, the following terms shall have the following meanings:

“Senior Debt” means any and all indebtedness and obligations for borrowed money (including, without limitation, principal, premium (if any), interest, fees, charges, expenses, costs, professional fees and expenses, and reimbursement obligations) at any time owing by Borrower to Senior Creditor under the Senior Loan Documents (including, without limitation, the Obligations (as defined in the Senior Creditor Agreement)) and all other credit relationships with Senior Creditor including but not limited to such amounts as may accrue or be incurred before or after default or workout or the commencement of any liquidation, dissolution, bankruptcy, receivership, or reorganization case by or against Borrower, and any other credit extensions or agreements between Borrower and Senior Creditor, including, but not limited to, letters of credit, interest rate swap arrangements, foreign exchange services, cash management services, credit cards, overdrafts, etc.

“Senior Loan Documents” means the Senior Creditor Agreement and any other agreement, security agreement, document, promissory note, UCC financing statement, or instrument executed by Borrower in favor of Senior Creditor, as the same may from time to time be amended, modified, supplemented, extended, renewed, restated or replaced.

“Subordinated Debt” means any and all indebtedness and obligations (including, without limitation, principal, premium (if any), interest, fees, charges, expenses, costs, professional fees and expenses, and reimbursement obligations) at any time owing by Borrower to Subordinated Creditor under the Subordinated Documents, including but not limited to such amounts as may accrue or be incurred before or after default or workout or the commencement of any liquidation, dissolution, bankruptcy, receivership, or reorganization case by or against Borrower.

“Subordinated Documents” means that certain Guaranty and Subordination Agreement dated June ___, 2012, executed by Borrower in favor of Subordinated Creditor, and any other agreement, security agreement, document, promissory note, UCC financing statement, or instrument executed by Borrower in favor of Subordinated Creditor pursuant to or in connection with the Subordinated Debt (including, without limitation, that certain Security Agreement executed by Borrower in favor of Subordinated Creditor and dated approximately June ___, 2012), as the same may from time to time be amended, modified, supplemented, extended, renewed, restated or replaced.

Unless otherwise specified, all references in this Agreement to a “Section” shall refer to the corresponding Section in or to this Agreement.  The capitalized term “Collateral” as used in this Agreement has the meaning ascribed to such term in the Senior Creditor Agreement.  Other capitalized terms used herein and not otherwise defined herein shall have the meaning given such terms in the Uniform Commercial Code as in effect in the State of California, as in effect from time to time (“UCC”).

2.           SUBORDINATION

(a)           On the terms and conditions set forth below, Subordinated Creditor’s right to payment and performance of the Subordinated Debt and all liens and security interests securing the Subordinated Debt are hereby subordinated to Senior Creditor’s right to full payment and performance of the Senior Debt and all liens and security interests securing the Senior Debt.  Subject to and except as set forth in Section 3, Subordinated Creditor shall not ask, demand, sue for, take or receive from Borrower, by setoff or in any other manner, the whole or any part of any monies which may now or hereafter be owing by Borrower to Subordinated Creditor, or be owing by any other person to Subordinated Creditor under a guaranty or similar instrument, on account of the Subordinated Debt, nor any collateral security for any of the foregoing, including, without limitation, any personal property collateral granted to Subordinated Creditor pursuant to the Subordinated Documents, unless and until the Senior Debt shall have been fully paid in cash and all commitments to extend credit under the Senior Creditor Agreement shall have been terminated (the temporary reduction of outstanding obligations, liabilities and indebtedness of Borrower to Senior Creditor not being deemed to constitute full payment or satisfaction thereof).

(b)           Subordinated Creditor shall not create, maintain or perfect any security interest in or lien on any property of Borrower, other than the security interests and liens granted in favor of Subordinated Creditor in certain of Borrower's personal property under and as described in the Subordinated Documents, which liens and security interests are junior and subordinated to the security interests and liens securing the Senior Debt.  If, notwithstanding the foregoing, any lien shall be created or shall arise (including, without limitation, the security interests granted in favor of Subordinated Creditor pursuant to the Subordinated Documents), whether by operation of law or otherwise, and may from time to time exist in favor of Subordinated Creditor in or on any property of Borrower to secure all or any portion of the Subordinated Debt, then any liens granted by Borrower in favor of Senior Creditor to secure the Senior Debt shall in all respects be first and senior liens, superior to any liens in favor of Subordinated Creditor securing the Subordinated Debt, including, without limitation, the security interests granted in favor of Subordinated Creditor pursuant to the Subordinated Documents notwithstanding (i) the date, manner or order of perfection of the security interests and liens granted in favor of Senior Creditor, (ii) the provisions of the UCC or any other applicable laws or decisions, (iii) the provisions of any contract in effect between Senior Creditor, on the one hand, and Borrower or any affiliate thereof, on the other, and (iv) whether Senior Creditor or any agent or bailee thereof holds possession of any part or all of the Collateral.  In the event Subordinated Creditor has or obtains possession of any such property or forecloses upon or enforces its lien upon any such property, whether by judicial action or otherwise, then all such property shall be held in trust for the benefit of Senior Creditor and promptly delivered in kind to Senior Creditor or, if not deliverable in kind, all cash or non-cash proceeds and profits of such property shall be held in trust for the benefit of Senior Creditor and paid over to Senior Creditor, without any deduction or offset, unless and until all of the Senior Debt shall have been paid in cash in full and all commitments to extend credit under the Senior Creditor Agreement shall have been terminated. Without limiting the generality of the foregoing, (i) Subordinated Creditor acknowledges and agrees not to request or require a pledge by Borrower of its equity securities in 2314505 Ontario Inc., Apex Systems Integrators Inc. or any successor thereof (whether by amalgamation or otherwise) (collectively, the “APEX Shares”), nor will Subordinated Creditor request or require the possession or control by Subordinated Creditor of the APEX Shares in conjunction therewith and (ii) Senior Creditor acknowledges and agrees not to request or require a pledge by Borrower of the APEX Shares, nor will Senior Creditor request or require the possession or control by Senior Creditor of the APEX Shares in conjunction therewith.

(c)           The subordination contained in this Agreement is intended to define the rights and duties of Subordinated Creditor and Senior Creditor; it is not intended that any third party (including any bankruptcy trustee, receiver, or debtor-in-possession) shall benefit from it.  If the effect of the subordination contained in this Agreement would be to give any third party a priority status to which that party would not otherwise be entitled, then that provision shall, to the extent necessary to avoid that priority, be given no effect and the rights and priorities of Senior Creditor and Subordinated Creditor shall be determined in accordance with applicable law and this Agreement.

(d)           Notwithstanding anything in this Agreement to the contrary, nothing herein shall be deemed to subordinate, waive or restrict the contractual rights of Subordinated Creditor under any warrants or capital stock that the Borrower may issue to Subordinated Creditor from time to time, nor shall anything herein restrict the performance of Borrower’s obligations under such warrants or with respect to such capital stock.

(e)           In the event of the occurrence of an Insolvency Event (as hereinafter defined), (i) this Agreement shall remain in full force and effect in accordance with Section 510(a) of the United States Bankruptcy Code, and (ii) the Collateral shall include, without limitation, all Collateral arising during or after any such Insolvency Event.

3.           PERMITTED PAYMENTS

Notwithstanding anything to the contrary contained in Section 2, Borrower shall only be permitted to make, and Subordinated Creditor shall be permitted to ask, demand, sue for, take or receive from Borrower, by setoff or in any other manner, the following permitted payments (“Permitted Payments”) provided no default or event of default has occurred under the Senior Loan Documents both before and after giving effect to such payment:  (i) payments consented to in writing by Senior Creditor.

4.           ENFORCEMENT RIGHTS

Notwithstanding anything to the contrary contained in Section 2 and except as set forth below, Subordinated Creditor’s rights to accelerate the maturity of the Subordinated Debt, enforce any claim (including any default remedy) with respect to the Subordinated Debt or the collateral for the Subordinated Debt, or otherwise to take any action against Borrower or Borrower's property with respect to the Subordinated Debt shall be subject to the Standstill Period as defined below; provided, however, Subordinated Creditor may file and vote claims upon the occurrence of an Insolvency Event (as defined in Section 6 below) pursuant to the terms of Section 6(b).

For the purposes of this Agreement, the term “Standstill Period” shall mean that period beginning on the date of any default or event of default under the Subordinated Documents or with respect to the Subordinated Debt, and continuing until the earlier of:  (i) 135 days after Subordinated Creditor has given written notice of such default to Senior Creditor or (ii) the written consent of Senior Creditor to the termination of the Standstill Period; provided, however, if, prior to the expiration of such 135-day period, Senior Creditor has commenced a judicial proceeding or non-judicial actions to collect or enforce the Senior Debt or foreclose on any collateral for the Senior Debt, or a case or proceeding by or against Borrower is commenced under the United States Bankruptcy Code or any other insolvency law, then such period shall be extended during the continuation of such proceedings and actions until the payment in cash in full of the Senior Debt.

In the event Senior Creditor has commenced a judicial proceeding or non-judicial actions to collect or enforce the Senior Debt or foreclose on any collateral for the Senior Debt, Subordinated Creditor may (i) accelerate the maturity of the Subordinated Debt provided that Subordinated Creditor’s right to payment and performance of the Subordinated Debt and all liens and security interests securing the Subordinated Debt remain subordinated to Senior Creditor’s right to full payment and performance of the Senior Debt and all liens and security interests securing the Senior Debt and (ii) charge and accrue default interest on such Subordinated Debt provided that Subordinated Creditor’s right to payment of such charged default interest remains subordinated to Senior Creditor’s right to full payment and performance of the Senior Debt and provided, further, that Subordinated Creditor may not take any other action with respect to the Subordinated Debt or the collateral for the Subordinated Debt except as otherwise provided for in this Agreement.

5.           ASSIGNMENT OF SUBORDINATED DEBT

Subordinated Creditor hereby covenants to Senior Creditor that prior to the termination of this Agreement in accordance with Section 10, the entire Subordinated Debt created in favor of Subordinated Creditor shall continue to be owing only to Subordinated Creditor, and any collateral security therefor (including, without limitation, the collateral security granted to Subordinated Creditor pursuant to the Subordinated Documents) shall continue to be held solely for the benefit of Subordinated Creditor, unless assigned pursuant to an assignment made expressly subject to this Agreement.  Any promissory note issued pursuant to the Subordinated Documents shall be legended to expressly state that it is subject to this Agreement.

6.           SENIOR CREDITOR’S PRIORITY

In the event of any distribution, division, or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the property of Borrower or the proceeds thereof to the creditors of Borrower, or the readjustment of the Senior Debt and the Subordinated Debt of Borrower, whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding involving the readjustment of all or any part of the Senior Debt or the Subordinated Debt, or the application of the property of Borrower to the payment or liquidation thereof, or upon the dissolution, liquidation, reorganization, or other winding up of Borrower's business, or upon the sale of all or any substantial part of Borrower's property (any of the foregoing being hereinafter referred to as an "Insolvency Event"), then, and in any such event, Senior Creditor shall be entitled to receive the payment in cash in full of the Senior Debt before Subordinated Creditor shall be entitled to receive any payment on account of the Subordinated Debt, and to that end and in furtherance thereof:

(a)           All payments and distributions of any kind or character, whether in cash, property, or securities, in respect of the Subordinated Debt to which Subordinated Creditor would be entitled if the Subordinated Debt were not subordinated pursuant to this Agreement, shall be paid to Senior Creditor and applied in payment of the Senior Debt;

(b)           Subordinated Creditor shall file a claim or claims, on the form required in such proceedings, on or before fifteen (15) days prior to the last date such claims or proofs of claim may be filed pursuant to law or the order of any court exercising jurisdiction over such proceeding; Subordinated Creditor may vote such claim or claims, on the form required in such proceedings, on or before fifteen (15) days prior to the last date such claims or proofs of claim may be voted pursuant to law or the order of any court exercising jurisdiction over such proceeding; and

(c)           Notwithstanding the foregoing, if any payment or distribution of any kind or character, whether in cash, properties or securities, shall be received by Subordinated Creditor on account of the Subordinated Debt before all of the Senior Debt has been paid, then such payment or distribution shall be received by Subordinated Creditor in trust for and shall be promptly paid over to Senior Creditor for application to the payments of amounts due on the Senior Debt until the Senior Debt shall have been paid in cash in full.

7.           GRANT OF AUTHORITY; AGREEMENTS OF SUBORDINATED CREDITOR

In the event of the occurrence of an Insolvency Event, and in order to enable Senior Creditor to enforce its rights hereunder in any of the aforesaid actions or proceedings, Senior Creditor is hereby irrevocably authorized and empowered, in Senior Creditor’s discretion, as follows:

(a)           Senior Creditor is hereby irrevocably authorized and empowered (in its own name or in the name of Subordinated Creditor or otherwise), but shall have no obligation, (i) to demand, sue for, collect and receive every payment or distribution referred to in Section 6, and give acquittance therefor and (ii) (if Subordinated Creditor has failed to file claims or proofs of claim on or before fifteen (15) days prior to the last date such claims or proofs of claim may be filed pursuant to law or the order of any court exercising jurisdiction over such proceeding) to file claims and proofs of claim, and (iii) to take such other action (including, without limitation, enforcing any lien securing payment of the Subordinated Debt) as it may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of Senior Creditor hereunder.  Subordinated Creditor shall duly and promptly take such action as Senior Creditor may reasonably request to execute and deliver to Senior Creditor such authorizations, endorsements, assignments, or other instruments as Senior Creditor may reasonably request in order to enable Senior Creditor to enforce any and all claims with respect to, and any liens securing payment of, the Subordinated Debt as such enforcement is contemplated herein.

(b)           To the extent that payments or distributions on account of the Subordinated Debt are made in property or securities other than cash, Subordinated Creditor authorizes Senior Creditor, to sell or dispose of such property or securities on such terms as are commercially reasonable in the situation in question.  Following full payment in cash of the Senior Debt, Senior Creditor shall remit to Subordinated Creditor (with all necessary endorsements), to the extent of Subordinated Creditor’s interest therein, all payments and distributions of cash, property, or securities paid to and held by Senior Creditor in excess of the allowed amount of the Senior Debt.

In addition to and without limiting the foregoing: (a) until the Senior Debt has been fully paid in cash and Senior Creditor’s agreements to lend any funds to Borrower have been terminated, Subordinated Creditor shall not commence or join in any involuntary bankruptcy petition or similar judicial proceeding against Borrower, and (b) if an Insolvency Event occurs: (i) Subordinated Creditor shall not assert, without the prior written consent of Senior Creditor, any claim, motion, objection or argument in respect of the Collateral in connection with any Insolvency Event which could otherwise be asserted or raised in connection with such Insolvency Event, including, without limitation, any claim, motion, objection or argument seeking adequate protection or relief from the automatic stay in respect of the Collateral, (ii) Senior Creditor may consent to the use of cash collateral on such terms and conditions and in such amounts as it shall in good faith determine without seeking or obtaining the consent of Subordinated Creditor as (if applicable) holder of an interest in the Collateral, (iii) if use of cash collateral by Borrower is consented to by Senior Creditor, Subordinated Creditor shall not oppose such use of cash collateral on the basis that Subordinated Creditor’s interest in the Collateral (if any) is impaired by such use or inadequately protected by such use, or on any other ground, and (iv) Subordinated Creditor shall not object to, or oppose, any sale or other disposition of any assets comprising all or part of the Collateral, free and clear of security interests, liens and claims of any party, including Subordinated Creditor, under Section 363 of the United States Bankruptcy Code or otherwise, on the basis that the interest of Subordinated Creditor in the Collateral (if any) is impaired by such sale or inadequately protected as a result of such sale, or on any other ground (and, if requested by Senior Creditor, Subordinated Creditor shall affirmatively and promptly consent to such sale or disposition of such assets), if Senior Creditor has consented to, or supports, such sale or disposition of such assets.

Notwithstanding any other provision of Section 7(b), the Subordinated Creditor shall be entitled to file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the Subordinated Creditor, including without limitation any claims secured by the Collateral, or challenging the perfection, enforceability or unavoidability of the security interest of Subordinated Creditor.

8.           PAYMENTS RECEIVED BY SUBORDINATED CREDITOR

Should any payment, distribution, or security be received by Subordinated Creditor upon or with respect to the Subordinated Debt (other than Permitted Payments) prior to termination of this Agreement in accordance with Section 10, Subordinated Creditor shall receive and hold the same in trust for the benefit of Senior Creditor and shall forthwith deliver the same to Senior Creditor in precisely the form received (except for the endorsement or assignment of Subordinated Creditor where necessary) for application to the Senior Debt, and, until so delivered, the same shall be held in trust by Subordinated Creditor as the property of Senior Creditor.

9.           FURTHER ASSURANCES; COOPERATION

Subject to Section 16(b), Subordinated Creditor agrees to cooperate with Senior Creditor and to take all actions that Senior Creditor may reasonably require to enable Senior Creditor to realize the full benefits of this Agreement.

10.           TERMINATION OR AMENDMENT OF AGREEMENT

This Agreement shall be effective upon its execution by each of Senior Creditor and Subordinated Creditor.  After the Effective Date, this Agreement shall remain in effect and cannot be revoked or amended by Subordinated Creditor, except with the prior written consent of Senior Creditor.  Senior Creditor and Subordinated Creditor agree that no amendment hereto shall be binding upon Borrower unless Borrower shall have received notice of such amendment.  Subject to Section 14, this Agreement shall terminate upon the date on which both (a) the Senior Debt shall have been paid in cash in full, and (b) the Senior Loan Documents shall have been terminated.

11.           ADDITIONAL AGREEMENTS FOR SENIOR CREDITOR

Senior Creditor may administer and manage its credit and other relationships with Borrower in its own best interest, without notice to or consent of Subordinated Creditor.  At any time and from time to time, Senior Creditor may enter into any amendment or agreement with Borrower as Senior Creditor may deem proper, extending the time of payment of or renewing or otherwise altering the terms of all or any of the obligations constituting Senior Debt or affecting the collateral security for, supporting or underlying any or all of the Senior Debt, and may exchange, sell, release, surrender or otherwise deal with any such collateral without in any way thereby impairing or affecting this Agreement, and all such additional agreements and amendments shall be Senior Loan Documents evidencing the Senior Debt; provided, that neither this Section 11 nor any provision of such agreements shall affect the limitations contained in the definitions of Senior Creditor or Senior Debt.

12.           SUBROGATION

If cash or other property otherwise payable or deliverable to Subordinated Creditor or on account of the Subordinated Debt shall have been applied pursuant to this Agreement to the payment of the Senior Debt, and if the Senior Debt shall have been paid in cash in full and all commitments to extend credit under the Senior Creditor Agreement shall have been terminated, then Subordinated Creditor shall be subrogated to any rights of Senior Creditor to receive further payments or distributions applicable to the Senior Debt until the Subordinated Debt shall have been fully paid.  No such payments or distributions received by Subordinated Creditor by reason of such subrogation shall, as between Borrower and its creditor other than Senior Creditor, on the one hand, and Subordinated Creditor, on the other hand, be deemed to be a payment by Borrower on account of the Subordinated Debt owed to Subordinated Creditor.

13.           SUBORDINATED CREDITOR’S WAIVERS AND COVENANTS

(a)           Without limiting the generality of any other waiver made by Subordinated Creditor in this Agreement, Subordinated Creditor hereby expressly waives (i) reliance by Senior Creditor upon the subordination and other agreements herein provided, and (ii) any claim that Subordinated Creditor may now or hereafter have against Senior Creditor arising out of any and all actions that Senior Creditor, in good faith, takes or omits to take (A) with respect to the creation, perfection or continuation of liens in or on any collateral security for the Senior Debt, (B) with respect to the foreclosure upon, sale, release, or depreciation of, or failure to realize upon, any of the collateral security for the Senior Debt, (C) with respect to the collection of any claim for all or any part of the Senior Debt from any account debtor, guarantor or any other third party and (D) with respect to the valuation, use, protection or release of any collateral security for the Senior Debt.

(b)           Without limiting the generality of any other covenant or agreement made by Subordinated Creditor in this Agreement, Subordinated Creditor hereby covenants and agrees that (i) Senior Creditor has not made any warranties or representations with respect to the due execution, legality, validity, completeness or enforceability of the Senior Creditor Agreement or any of the other Senior Loan Documents, or the collectibility of the Senior Debt; (ii) Subordinated Creditor will not interfere with or in any manner oppose a disposition of any collateral security for the Senior Debt by Senior Creditor; (iii) Subordinated Creditor shall not contest, challenge or dispute the validity, attachment, perfection, priority or enforceability of Senior Creditor’s security interest in the Collateral, or the validity, priority or enforceability of the Senior Debt; and (iv) Subordinated Creditor shall give Senior Creditor prompt written notice of the occurrence of any default or event of default under the Subordinated Documents, and shall, simultaneously with giving any notice of default to Borrower, provide Senior Creditor with a copy of any notice of default given to Borrower.  Subordinated Creditor acknowledges and agrees that any default or event of default under the Subordinated Documents shall be deemed to be a default and an event of default under the Senior Loan Documents.  Senior Creditor acknowledges and agrees that any default or event of default under the Senior Loan Documents shall be deemed to be a default and an event of default under the Subordinated Documents if Senior Creditor has accelerated the Senior Debt.

14.           REINSTATEMENT OF SENIOR DEBT

To the extent that Senior Creditor receives payments on or proceeds of any collateral security for the Senior Debt, which payments or proceeds are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law, or equitable cause, then, to the extent of such payments or proceeds invalidated, declared to be fraudulent or preferential, set aside or required to be repaid, the Senior Debt, or part thereof, intended to be satisfied shall be revived and continue in full force and effect as if such payments or proceeds had not been received by Senior Creditor.

15.           NO WAIVERS

Senior Creditor shall not be prejudiced in its rights under this Agreement by any act or failure to act of Borrower or Subordinated Creditor or any noncompliance of Borrower or Subordinated Creditor with any agreement or obligation, regardless of any knowledge thereof which Senior Creditor may have, or with which Senior Creditor may be charged; no action permitted hereunder that has been taken by Senior Creditor shall in any way affect or impair the rights or remedies of Senior Creditor in the exercise of any other right or remedy or shall operate as a waiver thereof; no single or partial exercise by Senior Creditor of any right or remedy shall preclude any other or further exercise thereof; and no modification or waiver of any of the provisions of this Agreement shall be binding upon Senior Creditor, in each case except as expressly set forth in a writing duly signed and delivered by Senior Creditor.

16.           INFORMATION CONCERNING BORROWER; CREDIT ADMINISTRATION

(a)           Subordinated Creditor hereby assumes responsibility for keeping itself informed of the financial condition of Borrower, any and all endorsers and any and all guarantors of the Senior Debt and of all other circumstances bearing upon the risk of nonpayment of the Senior Debt or the Subordinated Debt that diligent inquiry would reveal, and Subordinated Creditor hereby agrees that Senior Creditor shall not have any duty to advise Subordinated Creditor of information known to Senior Creditor regarding such condition.

(b)           Subject to Sections 2(b), 3, 4, 7 and 8, Subordinated Creditor may (i) administer and manage its credit and other relationships with Borrower in its own best interest, and (ii) amend or extend its agreements with Borrower or enter into additional agreements with Borrower, all without the consent of or notice to Senior Creditor; provided that neither this Section 16(b) nor any amendments or additional agreements referred to therein shall impair or affect the subordination of Subordinated Debt or change the definition of Permitted Payments, Subordinated Debt, Subordinated Creditor, Senior Debt or Senior Creditor.

17.           NOTICES

Except as otherwise provided herein, all notices and service of process required, contemplated, or permitted hereunder or with respect to the subject matter hereof shall be in writing, and shall be deemed to have been validly served, given or delivered upon the earlier of:  (a) the first business day after transmission by facsimile or hand delivery or deposit with an overnight express service or overnight mail delivery service; or (b) the third calendar day after deposit in the United States mails, with proper first class postage prepaid, and shall be addressed to the party to be notified as follows:

If to Senior Creditor:	Silicon Valley Bank 38 Technology Drive West, Suite 150 Irvine, CA 92618 Attention: Victor Le, SVB Relationship Manager Fax: 949-790-9020
If to Subordinated Creditor:	Royal Bank of Canada Commercial Financial Services 30 Duke Street W, 8th Floor Kitchener, ON N2H 3W5 Attn: ______________________ Fax: _______________________

18.           SEVERABILITY

Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

19.           GOVERNING LAW

This Agreement shall be governed by and interpreted in accordance with the laws of the State of California without regard to principles of conflict of laws that would cause the application of laws of any other jurisdiction.

20.           ASSIGNMENT

This Agreement shall be binding upon Subordinated Creditor and its respective successors and assigns, and shall inure to the benefit of and be enforceable by Senior Creditor and its successors and assigns.

21.           CONSENT

Senior Creditor hereby consents to the liens and security interests in the collateral for the Subordinated Debt and the indebtedness created or to be created under Subordinated Documents and agrees that the grant or existence of such liens and security interests does not and shall not constitute a default or an event of default under or a breach of the Senior Loan Documents or this Agreement.  Subordinated Creditor hereby consents to the liens and security interests in the collateral for the Senior Debt and the indebtedness created or to be created under the Senior Creditor Agreement and agrees that the grant or existence of such liens and security interests does not and shall not constitute a default or an event of default under the Subordinated Documents.

22.           WAIVER AND JUDICIAL REFERENCE

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, SUBORDINATED CREDITOR AND SENIOR CREDITOR EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE SENIOR LOAN DOCUMENTS, THE SUBORDINATED DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY, AND ALL OTHER CLAIMS.  THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT.  EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

WITHOUT INTENDING IN ANY WAY TO LIMIT THE PARTIES’ AGREEMENT TO WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY, if the above waiver of the right to a trial by jury is not enforceable, the parties hereto agree that any and all disputes or controversies of any nature between them arising at any time shall be decided by a reference to a private judge, mutually selected by the parties (or, if they cannot agree, by the Presiding Judge of the Santa Clara County, California Superior Court) appointed in accordance with California Code of Civil Procedure Section 638 (or pursuant to comparable provisions of federal law if the dispute falls within the exclusive jurisdiction of the federal courts), sitting without a jury, in Santa Clara County, California; and the parties hereby submit to the jurisdiction of such court.  The reference proceedings shall be conducted pursuant to and in accordance with the provisions of California Code of Civil Procedure §§ 638 through 645.1, inclusive.  The private judge shall have the power, among others, to grant provisional relief, including without limitation, entering temporary restraining orders, issuing preliminary and permanent injunctions and appointing receivers.  All such proceedings shall be closed to the public and confidential and all records relating thereto shall be permanently sealed.  If during the course of any dispute, a party desires to seek provisional relief, but a judge has not been appointed at that point pursuant to the judicial reference procedures, then such party may apply to the Santa Clara County, California Superior Court for such relief.  The proceeding before the private judge shall be conducted in the same manner as it would be before a court under the rules of evidence applicable to judicial proceedings.  The parties shall be entitled to discovery which shall be conducted in the same manner as it would be before a court under the rules of discovery applicable to judicial proceedings.  The private judge shall oversee discovery and may enforce all discovery rules and order applicable to judicial proceedings in the same manner as a trial court judge.  The parties agree that the selected or appointed private judge shall have the power to decide all issues in the action or proceeding, whether of fact or of law, and shall report a statement of decision thereon pursuant to the California Code of Civil Procedure § 644(a).  Nothing in this paragraph shall limit the right of any party at any time to exercise self-help remedies, foreclose against collateral, or obtain provisional remedies.  The private judge shall also determine all issues relating to the applicability, interpretation, and enforceability of this paragraph.

23.           COUNTERPARTS

This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by electronic means, and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument.

24.           ATTORNEYS’ FEES

In the event of any legal action to enforce the rights of a party under this Agreement, the party prevailing in such action shall be entitled, in addition to such other relief as may be granted, all reasonable costs and expenses, including reasonable attorneys' fees, incurred in such action.

[Signature page follows.]

IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.

SENIOR CREDITOR:

SILICON VALLEY BANK

Signature:        /s/ Victor Le
Print Name:     Victor Le
Title:                 Relationship Manager

SUBORDINATED CREDITOR:

ROYAL BANK OF CANADA

Signature:        /s/ Jason L. Read
Print Name:      Jason L. Read
Title:                  Commercial Account Manager